UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	October 14, 2011

Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100	45202
(Registrant's telephone number, including area code)	Zip Code

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Procter & Gamble Company (the “Company”) held its Annual Meeting of Shareholders on October 11, 2011. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

		Votes For	Votes Against	Abstentions	Broker Non-Votes
1.	Election of Directors:
	Angela F. Braly	1,706,171,189	9,910,422	4,556,057	527,286,425
	Kenneth I. Chenault	1,668,902,159	47,690,977	4,044,532	527,286,425
	Scott D. Cook	1,686,472,543	29,672,018	4,493,107	527,286,425
	Susan Desmond-Hellmann	1,705,972,242	10,436,330	4,229,096	527,286,425
	Robert A. McDonald	1,665,194,273	51,440,885	4,002,510	527,286,425
	W. James McNerney, Jr.	1,670,560,477	45,855,131	4,222,060	527,286,425
	Johnathan A. Rodgers	1,698,411,966	17,659,055	4,566,647	527,286,425
	Margaret C. Whitman	1,686,065,764	30,494,937	4,076,967	527,286,425
	Mary Agnes Wilderotter	1,667,992,269	48,320,974	4,324,425	527,286,425
	Patricia A. Woertz	1,706,371,292	9,915,660	4,350,716	527,286,425
	Ernesto Zedillo	1,688,276,422	27,779,522	4,581,724	527,286,425

		Votes For	Votes Against	Abstentions	Broker Non-Votes
2.	Ratify Appointment of Independent Registered Public Accounting Firm	2,222,642,898	20,533,887	4,747,308	0
3.	Advisory Vote on Executive Compensation (The Say-on-Pay Vote)	1,667,960,320	42,591,116	10,086,232	527,286,425

		1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
4.	Frequency on an Advisory Vote on Say-on-Pay	1,465,714,588	11,360,002	234,642,686	8,920,392	527,286,425

		Votes For	Votes Against	Abstentions	Broker Non-Votes
5.	Amend the Articles of Incorporation	2,216,939,967	17,728,105	13,256,021	0

		Votes For	Votes Against	Abstentions	Broker Non-Votes
6.	Shareholder Proposal - Adopt Cumulative Voting in the Election of Directors	401,069,870	1,308,100,917	11,466,881	527,286,425
7.	Shareholder Proposal - Plan to Phase Out Animal Testing	33,501,769	1,374,447,565	312,688,334	527,286,425
8.	Shareholder Proposal - Annual Proposal Describing Electioneering Contributions	100,161,818	1,393,254,720	227,221,130	527,286,425

A majority of the votes cast by shareholders, on an advisory basis, were in favor of holding an advisory vote on the Company's executive compensation every year.  In accordance with this shareholder vote, the Board of Directors approved an annual shareholder advisory vote on the Company's executive compensation as reported in its annual proxy statement.  Annual votes will be held until the next shareholder vote on the frequency of such advisory vote, to occur no later than our Annual Meeting of Shareholders in 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE PROCTER & GAMBLE COMPANY
By:	/s/ Susan S. Whaley
Susan S. Whaley
Assistant Secretary
October 14, 2011